           As filed with the Securities and Exchange Commission on June 18, 1996
                                                      Registration No. 333-05511

===============================================================================

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                AMENDMENT NO. 1
                                      TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

                           SILICON VALLEY BANCSHARES
            (Exact name of Registrant as specified in its charter)

          California                                           94-2856336
- -------------------------------                            --------------------
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                             Identification No.)

                               3003 Tasman Drive
                         Santa Clara, California 95054
                                (408) 654-7400
      (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                 JOHN C. DEAN
                     President and Chief Executive Officer
                           SILICON VALLEY BANCSHARES
                               3003 Tasman Drive
                         Santa Clara, California 95054
                                (408) 654-7400
                    (Name, address, including zip code, and
         telephone number, including area code, of agent for service)

                                   Copy to:
                              CATHERINE NGO, ESQ.
                               3003 Tasman Drive
                         Santa Clara, California 95054
                                (408) 654-7400


       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  AS SOON AS PRACTICABLE AFTER THE REGISTRATION STATEMENT BECOMES EFFECTIVE.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest investment plans, please check the following box. [_]

          If the only securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X}

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                           Proposed Maximum     Proposed Maximum
                                         Amount to be     Offering Price Per   Aggregate Offering      Amount of
Title of Securities to be Registered      Registered           Share(1)             Price(1)         Registration Fee
- ---------------------------------------------------------------------------------------------------------------------
Common Stock ........................ 100,000 shares           $24.44             $2,444,000            $842.76
====================================================================================================================

(1) Estimates in accordance with Rule 457(c) solely for the purpose of computing the amount of registration fee based on the average of the high and low prices of the Company's Common Stock as reported on the Nasdaq National Market System on May 15, 1996.


    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Amendment 1 to Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on this 18th day of June, 1996.


                              SILICON VALLEY BANCSHARES


                              By:   /s/ John C. Dean
                                   -----------------
                                    John C. Dean
                                    President and Chief Executive Officer

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